TeleCommunication Systems Reports 2010 Fourth Quarter and Record Full Year Results

Record Annual Revenue of $389 Million Drives EBITDA of $66 Million and Net Income of $0.28 per Diluted Share

ANNAPOLIS, MD -- (Marketwire - February 03, 2011) - TeleCommunication Systems, Inc. (TCS) (NASDAQ: TSYS), a world leader in highly reliable and secure mobile communication technology, reported results for the fourth quarter and fiscal year ended December 31, 2010.

Fourth Quarter 2010 Results

  Revenue was $102.3 million, up 13% from $90.8 million in the fourth quarter of 2009.
  Gross profit was $34.5 million, up 14% from $30.4 million in the fourth quarter of 2009.
  EBITDA (Earnings before Interest, Taxes, Depreciation, Amortization and non-cash stock-based compensation) was $17.4 million, up 70% from $10.2 million in the fourth quarter of 2009 (excluding a patent-related net gain), (see discussion about the presentation of EBITDA below).
  Net income was $3.5 million or $0.06 per diluted share, compared to $11.4 million or $0.20 per diluted share in the fourth quarter of 2009, which included a patent-related gain representing about $0.17 per share, net of related income tax expense.

Full Year 2010 Results

  Revenue for the year was a record $388.8 million, up 30% from the previous record of $300.1 million in 2009. This represents the company's 13th consecutive year of record revenue.
  Gross profit was a record $138 million, up 21% from the previous record of $113.9 million in 2009.
  EBITDA for 2010 was a record $66.3 million, an increase of 35% from the previous record of $49.1 million in 2009, excluding the patent gain.
  Net income was $15.9 million or $0.28 per diluted share. This compares to net income of $28.3 million or $0.53 per diluted share (including the patent-related net gain representing about $0.17 per share, net of related income tax expense) in 2009.
  Funded backlog was $322.3 million at year-end 2010, versus $338.5 million at the end of 2009. Total backlog, including unfunded orders, grew from $630.8 million at the end of 2009 to a record $1.1 billion at the end of 2010 (see further discussion about backlog, below).

Management Commentary

"TCS exceeded profitability expectations for the fourth quarter through expense controls and an improving services mix despite lower revenue that was affected by federal budget pressure on procurement funding," said Maurice B. Tosé, TCS chairman and CEO. "During 2010, TCS assimilated the 2009 acquisitions, deepening company proficiency and credentials in wireless location-based and secure communication platforms. The acquired businesses contributed to record revenue growth and EBITDA, with record contributions from both our Commercial and Government segments."

Tom Brandt, SVP & CFO, commented: "In our Commercial segment, wireless location-based services and systems, including navigation, E9-1-1 and other application businesses grew significantly. While in our Government segment, we are encouraged by user reception of TCS' broadened secure wireless communication solutions portfolio, plus success with our new cyber security business."

"About 70 percent of 2010 revenue came from services, rather than systems, versus 50 percent in 2009, with most of this based upon recurring revenue streams," continued Brandt. "We enter 2011 with more than $300 million of funded backlog, so a growing proportion of our business is forward-visible. This should contribute towards smoother quarter to quarter revenues and profits.

"Beginning this period, we decided to join our high tech peers and report results as an Adjusted Net Income number, which we define as GAAP net income adjusted for amortization of acquired intangibles, non-cash stock-based compensation expense, non-cash tax and financing charges, patent gains and discontinued operations. TCS management believes this measure is a preferable metric for cash flows available to equity holders of our ongoing operations, and its reconciliation to net income is presented in the table below. Our historical trend using this measure is now also included in the model that is available for download from our website."

Continued Tosé: "As we begin 2011, TCS remains committed to the creation of shareholder value through investment in quality-of-service, with a focus on growth markets, which we are confident will yield long-term growth in revenue and profits for our investors. We will continue to invest in R&D, capital assets, and strategic acquisitions to strengthen our position as the leader in highly reliable and secure mobile communication technology."

Summary of EBITDA and Adjusted Net Income and Reconciliation to Net Income

                                Quarter ended Dec 31    Year ended Dec 31
                                --------------------  --------------------
                                  2010       2009       2010       2009
                                ---------  ---------  ---------  ---------
                                    (unaudited)           (unaudited)
Revenue                         $ 102,275  $  90,841  $ 388,803  $ 300,087
                                =========  =========  =========  =========
EBITDA excl. patent-related
 gains                          $  17,351  $  10,231  $  66,309  $  49,077
Non-cash charges (1)               (9,236)    (5,343)   (33,897)   (15,833)
                                ---------  ---------  ---------  ---------
Income from operations excl.
 patent-related gains               8,115      4,888     32,412     33,244
Patent-related gain, net of
 expenses                               -     15,700          -     15,700
Interest and other
 income/(expense)                  (2,916)    (1,349)    (8,386)    (1,880)
Tax provision                      (1,747)    (7,854)    (8,147)   (18,795)
                                ---------  ---------  ---------  ---------
Net Income                          3,452     11,385     15,879     28,269
Add back tax-effected
 convertible debt interest
 expense (2)                            -        380          -        380
                                ---------  ---------  ---------  ---------
Net Income for Diluted EPS
 calculation                    $   3,452  $  11,765  $  15,879  $  28,649
                                =========  =========  =========  =========

Diluted shares for Net Income
 per Share (2)                     55,955     59,564     56,032     53,946

Net Income per Share - Diluted  $    0.06  $    0.20  $    0.28  $    0.53
                                =========  =========  =========  =========

Net Income                      $   3,452  $  11,385  $  15,879  $  28,269
Non-cash stock based
 compensation expense               2,754      2,312     10,172      5,859
Amortization of acquired
 intangible assets                  1,160        489      4,664        870
Non-cash tax expense                1,588      7,588      5,010     17,429
Amortization of deferred
 finance fees                         187        327        750        401
Patent-related gain, net of
 expenses                               -    (15,700)         -    (15,700)
                                ---------  ---------  ---------  ---------
Adjusted Net Income                 9,141      6,401     36,475     37,128
Add back tax-effected
 convertible debt interest
 expense (2)                          770        380      3,044        380
                                ---------  ---------  ---------  ---------
Adjusted Net Income for Diluted
 EPS calculation                $   9,911  $   6,781  $  39,519  $  37,508
                                =========  =========  =========  =========
Diluted shares for Adjusted Net
 Income per Share (2)              65,957     59,564     66,034     53,946

Adjusted Net Income per Share -
 Diluted                        $    0.15  $    0.11  $    0.60  $    0.70
                                =========  =========  =========  =========

(1) Non-cash charges are depreciation/amortization of fixed assets, acquired intangible assets, software development costs and stock-based compensation expense.

(2) Shares issuable via the convertible debt are included if dilutive, in which case tax-effected interest expense on the debt is excluded from the determination of Net Income per Share and Adjusted Net Income per
    Share.

The company will hold a conference call later today, Thursday, February 3, 2011 to discuss these financial results. Please see the Conference Call section below for further instructions.

Fourth Quarter and Full Year Financial Highlights

Revenue and Gross Profit (unaudited):

                             Three months ended December 31
             -------------------------------------------------------------
                     2010                 2009            Incr. (Decr.)
             -------------------  -------------------  -------------------
             Coml.  Govt.  Total  Coml.  Govt.  Total  Coml.  Govt.  Total
             -----  -----  -----  -----  -----  -----  -----  -----  -----
Revenue
 ($ millions)
  Services   $45.4  $27.4  $72.8  $27.6  $19.8  $47.4  $17.8  $ 7.6  $25.4
  Systems      5.8   23.7   29.5    7.8   35.6   43.4   (2.0) (11.9) (13.9)
             -----  -----  ------ -----  -----  -----  -----  -----  -----
   Total
    revenue  $51.2  $51.1  $102.3 $35.4  $55.4  $90.8  $15.8  $(4.3) $11.5
             =====  =====  ====== =====  =====  =====  =====  =====  =====

Gross profit
 ($ millions)
  Gross
   profit-
   services  $22.3  $ 7.5  $29.8  $17.7  $ 4.1  $21.8  $ 4.6  $ 3.4  $ 8.0
    As %
     of rev     49%    27%    41%    64%    21%    46%
  Gross
   profit-
   systems      1.9    2.8    4.7    4.1    4.5    8.6  (2.2)  (1.7)  (3.9)
    As % of
     rev        33%    12%    16%    53%    13%    20%
             -----  -----  ------ -----  -----  -----  -----  -----  -----
    Total
     gross
     profit  $24.2  $10.3  $ 34.5 $21.8  $ 8.6  $30.4  $ 2.4  $ 1.7  $ 4.1
             =====  =====  ====== =====  =====  =====  =====  =====  =====
      As % of
       rev      47%    20%    34%    62%    16%    33%

                            Twelve months ended December 31
            --------------------------------------------------------------
                     2010                 2009            Incr. (Decr.)
            --------------------  -------------------  -------------------
             Coml.   Govt. Total   Coml. Govt. Total   Coml.  Govt. Total
            ------  ----- ------  -----  ----- ------  -----  ----- ------
Revenue
 ($ millions)
  Services  $169.0  $93.3 $262.3  $89.7  $62.2 $151.9  $79.3  $31.1 $110.4
  Systems     32.7   93.8  126.5   37.6  110.6  148.2   (4.9) (16.8) (21.7)
            ------ ------ ------ ------ ------ ------  -----  ----- ------
   Total
    revenue $201.7 $187.1 $388.8 $127.3 $172.8 $300.1  $74.4  $14.3  $88.7
            ====== ====== ====== ====== ====== ======  =====  ===== ======

Gross profit
 ($ millions)
  Gross
   profit-
   services $ 83.3 $ 26.8 $110.1 $ 54.4 $ 13.4 $ 67.8  $28.9  $13.4 $ 42.3
    As %  of
     rev        49%    29%    42%    61%    22%    45%
  Gross
   profit-
   systems    18.3    9.6 $ 27.9   27.0   19.1   46.1   (8.7)  (9.5) (18.2)
    As % of
     rev        56%    10%    22%    72%    17%    31%
             -----  -----  ------ -----  -----  -----  -----  -----  -----
    Total
     Gross
     Profit $101.6  $36.4 $138.0  $81.4  $32.5 $113.9  $20.2  $ 3.9  $24.1
            ====== ====== ====== ====== ====== ======  =====  ===== ======
      As % of
       rev      50%    19%    35%    64%    19%    38%

(Gross Profit = revenue minus direct cost of revenue, including amortization of software development costs and related non-cash stock-based compensation. Noncash charges = depreciation/amortization of fixed assets, acquired intangible assets, software development costs and stock-based compensation expense.)

Commercial Segment Revenue and Gross Profit:

Commercial Segment revenue for the fourth quarter of 2010 was $51.2 million, up 45% from $35.4 million in the same year-ago quarter. Commercial Segment gross profit was $24.2 million or 47% of commercial revenue, an improvement from $21.8 million a year-ago. The growth reflects higher contributions from services and systems for carrier wireless location-based services, including navigation, E9-1-1, other applications, and infrastructure -- more than offsetting the decline in revenue and gross profit from no new text messaging license sales in the quarter. Commercial services gross profit as a percentage of revenue was 49% in 2010 versus 64% in 2009.

For the full year, commercial segment revenue was a record $201.7 million, up 58% from $127.3 million in 2009, and gross profit was a record $101.6 million, up 25% from $81.4 million in 2009. Location business grew in the second half of 2010 as the company continued to address opportunities in a global market, which is viewed to still be in its early stages of adoption.

Government Segment Revenue and Gross Profit:

Revenue from government customers for the fourth quarter was $51.1 million, down 8% from the same year-ago quarter. Services revenue of $27.4 million was up $7.6 million or 38% over the fourth quarter of 2009, while systems sales were down $11.9 million or 33% lower than the year-ago quarter. Systems sales at TCS have become a component of a solution sale that typically includes field support, maintenance, and sometimes airtime/space segment with overall margins that are attractive. Year-end 2010 federal budget pressures on funding adversely affected many defense vendors in 2010, and TCS experienced less federal fiscal year end purchases through its contract vehicles. Total government segment fourth quarter gross profit was up 20% from 2009. Government services gross profit was $7.5 million or 27% of government services revenue, up from $4.1 million or 21% of government services revenue in the fourth quarter of 2009, while systems gross profit was down on lower volume.

For the full year, revenue from government customers totaled a record $187.1 million, up 8% from a previous record $172.8 million in 2009. Services revenue of $93.3 million was up $31.1 million or 50% over 2009. Systems revenue in 2010 was $93.8 million compared to $110.6 million in 2009. Gross profit from government segment business in 2010 was $36.4 million, up 12% from $32.5 million in 2009. Gross profit as a percentage of government segment revenue was 19%, about the same as 2009.

Operating Costs and Expenses:

R&D: Fourth quarter 2010 R&D expense was $7.5 million (7% of revenue), compared to $6.7 million (7% of revenue) in the fourth quarter of 2009. For the full year, R&D expense was $30.1 million (8% of revenue), up $7.7 million from $22.4 million (7% of revenue) in 2009. TCS continues to invest aggressively in location-based technology and related applications for wireless carriers, as well as telematics, messaging, and secure, highly reliable tactical communication solutions.

SG&A: Fourth quarter 2010 selling, general and administrative expense was $14.8 million (14% of revenue), down from $16.7 million (18% of revenue) in the fourth quarter of 2009. For the full year, selling, general and administrative expense was $61.1 million (16% of revenue), up from $51.4 million (17% of revenue) in 2009. Higher year-over-year SG&A expenditures reflect the costs associated with the larger scale of the company, and higher expenses related to intellectual property.

Non-cash charges: Total non-cash charges to operating income were $9.2 million in the fourth quarter of 2010, compared to $5.3 million in the same year-ago quarter, and for the full year, total non-cash charges to operating profit were $33.9 million versus $15.8 million in 2009. The increases reflect accounting for acquired intangibles associated with 2009 acquisitions, depreciation and amortization of higher fixed asset balances including hosted software, as well as higher non-cash stock-based compensation expense associated with a larger employee base, resulting mainly from the 2009 acquisitions.

Patent-Related 2009 Gain:

In January 2010, the company received a $23 million payment from a settlement of patent litigation with Sybase that was signed and recorded in the fourth quarter of 2009, which involved licensing TCS patents related to cell phone carrier messaging technology. TCS incurred $7.3 million in legal and other expenses related to the settlement, so that the net pre-tax proceeds to TCS were $15.7 million, which represented a contribution of about $0.17 per share, net of related income tax expense, to fourth quarter and full year 2009 results.

Income from Operations:

Income from operations was $8.1 million for the fourth quarter of 2010, up 66% from $4.9 million in the same year-ago quarter (excluding the patent-related gains, net of expenses). For the full year, income from operations was $32.4 million, down 3% from $33.2 million (excluding the patent-related gain, net of expenses) in the same year-ago period.

Income Taxes:

The company recorded a $1.7 million provision for income taxes against pre-tax income for the fourth quarter of 2010, representing an effective tax rate of 34%, and recorded a $8.1 million provision for income taxes (34% effective rate) for the full year. In the fourth quarter of 2009, the company recorded a $7.9 million provision for income taxes against pre-tax income, representing an effective tax rate of 40%, and recorded a $18.8 million provision for income taxes (40% effective rate) for the full year against pre-tax income. Accounting for investment tax credit estimates has affected the book tax rate.

Net Income:

Net income for the fourth quarter of 2010 was $3.5 million or $0.06 per diluted share, compared to net income of $11.4 million or $0.20 per diluted share in the fourth quarter of 2009, which included net patent-related gains. Full year 2010 net income was $15.9 million or $0.28 per diluted share, compared to net income of $28.3 million or $0.53 per diluted share in 2009 which included net patent-related gains. Per share amounts were partly affected by the higher number of shares outstanding in 2010. Also, the convertible debt is anti-dilutive for 2010's Q4 and full year diluted earnings per share calculations, so that the share count for diluted earnings per share excludes convertible debt shares.

Liquidity and Capital Resources:

At December 31, 2010, TCS had $81.5 million of cash, equivalents, and marketable securities, compared to $112.8 million at the beginning of the quarter. Funds were generated in the fourth quarter from $17.4 million in EBITDA, $0.9 million in proceeds from exercise of employee stock options, and $1.2 million from new lease financing for fixed asset purchases. Uses of cash during the quarter were $6.3 million increase in working capital, $7.7 million for capital expenditures including software development, $33.6 million of scheduled debt principal and lease payments, including a $30 million payment to the sellers of Networks in Motion under the 2009 agreement, and $3.2 million for cash interest, financing and other expenses paid. The company had approximately $33 million of unused borrowing availability under its bank line of credit at year end.

Intellectual Property:

TCS was issued seven patents during the fourth quarter of 2010. As of December 31, 2010, the company's patent portfolio included 136 patents issued in the U.S. and abroad, and more than 300 patent applications pending. The company continued efforts to monetize its patents through licensing and other arrangements, as well as use them to position the company for competitive advantages.

Backlog:
                                9/30/2010  New Orders  Revenue   12/31/2010
                                ---------- ---------- ---------  ----------
Funded Contract Backlog ($mil)
                   Commercial   $    228.9 $     63.8 $   (51.2) $    241.5
                   Government   $    107.6 $     24.3 $   (51.1) $     80.8
                                ---------- ---------- ---------  ----------
Total Funded Contract  Backlog  $    336.5 $     88.1 $  (102.3) $    322.3
              Customer Options  $    538.9 $    279.4            $    818.3
                                ---------- ---------- ---------  ----------
                 Total Backlog  $    875.4 $    367.5 $  (102.3) $  1,140.6
                                ========== ========== =========  ==========

Funded contract backlog on December 31, 2010 was $322.3 million of which the company expects to recognize approximately $179.3 million in the next 12 months. Funded contract backlog represents contracts for which fiscal year funding has been appropriated by the company's customers (mainly federal agencies), and for hosted services (mainly for wireless carriers); backlog for which is computed by multiplying the most recent month's contract or subscription revenue times the remaining months under existing long-term agreements, which is the best available information for anticipating revenue under those agreements. Total backlog, as is typically measured by government contractors, includes orders covering optional periods of service and/or deliverables, but for which budgetary funding may not yet have been approved. Company backlog at any given time may be affected by a number of factors, including the availability of funding, contracts being renewed, or new contracts being signed before existing contracts are completed. Some of the company's backlog could be canceled for causes such as late delivery, poor performance and other factors. Accordingly, a comparison of backlog from period to period is not necessarily meaningful and may not be indicative of eventual actual revenue.

Conference Call
TCS will hold a conference call later today, Thursday, February 3, 2011 to discuss these financial results. The company's chairman, president and CEO, Maurice B. Tosé, and senior vice president and CFO, Tom Brandt, will host the call starting at 5:00 p.m. Eastern time. A question and answer session will follow management's presentation.

To participate in the call, dial the appropriate number 5-10 minutes prior to the start time, ask for the TeleCommunication Systems conference call and provide the conference ID:

Dial-In Number: 1-800-894-5910
International: 1-785-424-1052
Conference ID#: 7TELECOM

The conference call will be broadcasted simultaneously on the company's Web site at www.telecomsys.com. For the webcast, please go to the Web site at least 15 minutes early to register, download, and install any necessary audio software. If you have any difficulty connecting with the conference call or webcast, please contact Liolios Group at 949-574-3860.

A replay of the call will be available after 8:00 p.m. Eastern time on the same day and until February 17, 2011:

Toll-free replay number: 1-877-870-5176
International replay number: 1-858-384-5517
Replay pin number: 12422

About TeleCommunication Systems, Inc.
TeleCommunication Systems, Inc. (TCS) (NASDAQ: TSYS) is a world leader in highly reliable and secure mobile communication technology. TCS infrastructure forms the foundation for market leading solutions in E9-1-1, text messaging, commercial location and deployable wireless communications. TCS is at the forefront of new mobile cloud computing services providing wireless applications for navigation, hyper-local search, asset tracking, social applications and telematics. Millions of consumers around the world use TCS wireless apps as a fundamental part of their daily lives. Government agencies utilize TCS' cyber security expertise and professional services. Headquartered in Annapolis, MD, TCS maintains technical, service and sales offices around the world. To learn more about emerging and innovative wireless technologies, visit www.telecomsys.com.

About the Presentation of EBITDA
EBITDA is not a financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered as an alternative to net income, operating income or any other financial measures so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity. The company defines EBITDA as net income/(loss) before depreciation; amortization of non-cash stock-based compensation; amortization of software development costs, property and equipment and other intangibles; taxes; and interest expense and other non-cash financing costs. Other companies (including competitors) may define EBITDA differently. The company presents EBITDA because management believes it to be an important supplemental measure of performance that is commonly used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. Management also uses this information internally for forecasting and budgeting. It may not be indicative of the historical operating results of TCS nor is it intended to be predictive of potential future results. Investors should not consider EBITDA in isolation or as a substitute for analysis of the company's results as reported under GAAP. See "GAAP to non-GAAP Reconciliation" above for further information on this non-GAAP measure. Shares used in the calculation of GAAP diluted earnings per share are the same as the shares used in the calculation of diluted adjusted operating income/(loss) per share except when the company reports a GAAP loss.

About the Presentation of Adjusted Net Income
Adjusted net income is not a financial measure calculated and presented in accordance with GAAP and should not be considered as an alternative to net income, operating income or any other financial measures so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity. Adjusted net income is defined as GAAP net income adjusted for amortization of acquired intangibles, non-cash stock-based compensation expense, non-cash tax and financing charges, and patent gains and discontinued operations. TCS has provided adjusted net income in addition to GAAP financial results because management believes this non-GAAP measure helps provide a consistent basis for comparison between quarters and fiscal year growth rates that are not influenced by certain non-cash charges and credits or items not part of our ongoing operations, and is helpful in understanding the underlying operating results.

Forward-looking Statements
This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. These statements are based upon TCS' current expectations and assumptions that are subject to a number of risks and uncertainties that would cause actual results to differ materially from those anticipated. The words, "believe," "expect," "intend," "anticipate," "should," and variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Statements in this announcement that are forward-looking include, but are not limited to statements (a) that are made in the management commentary section by Mr. Tosé and Mr. Brandt; (b) regarding our location business and our ability to address opportunities in the global market; (c) about attractive margins related to our systems sales; (d) about continued investments in location-based technology; (e) regarding our borrowing ability; (f) related to our intellectual property; and (g) related to our ability to recognize any of the reported backlog.

Additional risks and uncertainties are described in the company's filings with the Securities and Exchange Commission (SEC). These include without limitation risks and uncertainties relating to the company's financial results and the ability of the company to (i) sustain profitability, (ii) continue to rely on its customers and other third parties to provide additional products and services that create a demand for its products and services, and to do so at prices that will allow us to continue to fund our operations, (iii) conduct its business in foreign countries, (iv) adapt and integrate new technologies into its products and adequately expand its data centers and data delivery systems, (v) expand its sales and business offerings in the wireless communications industry, (vi) develop software and provide services without any errors or defects and with adequate security threat protections, (vii) protect its intellectual property rights, (viii) have sufficient capital resources to fund its operations, (ix) not incur substantial costs from product liability and IP infringement claims and indemnification demands relating to its software, (x) implement its sales and marketing strategy and (xi) successfully integrate the assets and personnel obtained in its acquisitions and investments. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The company undertakes no obligation to update or revise the information in this press release, whether as a result of new information, future events or circumstances, or otherwise.

                      TeleCommunication Systems, Inc.
                  Condensed Consolidated Balance Sheets
                          (amounts in thousands)

                                                December 31,  December 31,
                                                    2010          2009
                                                ------------- -------------
                                                (Unaudited)
Assets
  Current assets:
    Cash, equivalents, and marketable
     securities                                 $      81,527 $      61,426
    Accounts receivable, net                           52,073        65,476
    Unbilled receivables                               32,358        23,783
    Inventory                                           5,440         9,331
    Deferred income tax benefit                         8,179         9,507
    Receivable from settlement of patent matter             -        15,700
    Income tax refund receivable                            -         5,438
    Deferred costs and other current assets             8,961         8,945
                                                ------------- -------------
        Total current assets                          188,538       199,606

  Property and equipment, net                          39,337        20,734
  Software development costs, net                      39,427        45,384
  Acquired intangible assets, net                      28,264        33,975
  Goodwill                                            159,143       164,350
  Other assets                                          8,100         8,176
                                                ------------- -------------
        Total assets                            $     462,809 $     472,225
                                                ============= =============

Liabilities and stockholders' equity
  Current liabilities:
    Accounts payable and accrued expenses       $      56,403 $      72,264
    Deferred revenue                                   18,063         9,938
    Current portion of capital leases and notes
     payable                                           24,519        39,731
                                                ------------- -------------
        Total current liabilities                      98,985       121,933

  Capital leases and notes payable, less
   current                                            135,981       143,316
  Deferred income taxes                                 8,382        15,435
  Other long-term liability                             3,916         5,755

  Total stockholders' equity                          215,545       185,786
                                                ------------- -------------
        Total liabilities and stockholders'
         equity                                 $     462,809 $     472,225
                                                ============= =============

                      TeleCommunication Systems, Inc.
                    Consolidated Statements of Income
              (amounts in thousands, except per share data)

                                 Three months ended   Twelve months ended
                                    December 31,          December 31,
                                --------------------  --------------------
                                  2010       2009       2010       2009
                                ---------  ---------  ---------  ---------
                                    (unaudited)           (unaudited)
Revenue
  Services                      $  72,811  $  47,426  $ 262,279  $ 151,944
  Systems                          29,464     43,415    126,524    148,143
                                ---------  ---------  ---------  ---------
      Total revenue               102,275     90,841    388,803    300,087

Direct costs of revenue
  Direct cost of services
   revenue                         43,032     25,688    152,227     84,122
  Direct cost of systems           24,756     34,804     98,613    102,111
                                ---------  ---------  ---------  ---------
      Total direct cost of
       revenue                     67,788     60,492    250,840    186,233

  Services gross profit            29,779     21,738    110,052     67,822
    As a % of revenue                  41%        46%        42%        45%
  Systems gross profit              4,708      8,611     27,911     46,032
    As a % of revenue                  16%        20%        22%        31%
                                ---------  ---------  ---------  ---------
      Total gross profit           34,487     30,349    137,963    113,854
        Total gross profit as a
         % of revenue                  34%        33%        35%        38%

Operating costs and expenses
  Research and development
   expense                          7,462      6,739     30,074     22,351
  Sales and marketing expense       5,946      4,225     23,880     15,967
  General and administrative
   expense                          8,851     12,432     37,175     35,387
  Depreciation and amortization
   of property and equipment        2,953      1,576      9,758      6,035
  Amortization of acquired
   intangible assets                1,160        489      4,664        870
                                ---------  ---------  ---------  ---------
    Total operating costs and
     expenses                      26,372     25,461    105,551     80,610
                                ---------  ---------  ---------  ---------
Income from operations before
 gain on sale of patent             8,115      4,888     32,412     33,244
  Gain on sale of patent                -     15,700          -     15,700
                                ---------  ---------  ---------  ---------

Income from operations              8,115     20,588     32,412     48,944
Interest expense                   (2,337)    (1,010)    (9,225)    (1,794)
Amortization of debt issuance
 expenses                            (187)      (327)      (750)      (401)
Other income/(expense), net          (392)       (12)     1,589        315
                                ---------  ---------  ---------  ---------
Income before income taxes          5,199     19,239     24,026     47,064

Provision for income taxes         (1,747)    (7,854)    (8,147)   (18,795)
                                ---------  ---------  ---------  ---------
Net income                      $   3,452  $  11,385  $  15,879  $  28,269
Add back tax-effected
 convertible debt interest
 expense to net income for
 diluted EPS, when using
 if-converted method                    -        380          -        380
                                ---------  ---------  ---------  ---------
Net income for diluted EPS
 calculation                    $   3,452  $  11,765  $  15,879  $  28,649
                                =========  =========  =========  =========

Net income per share-basic      $    0.06  $    0.23  $    0.30  $    0.59
                                =========  =========  =========  =========
Net income per share-diluted    $    0.06  $    0.20  $    0.28  $    0.53
                                =========  =========  =========  =========
Weighted average shares
 outstanding-basic                 53,321     49,872     53,008     47,623
Weighted average shares
 outstanding-diluted               55,955     59,564     56,032     53,946

Company Contacts:
Tom Brandt
Senior Vice President and CFO
TeleCommunication Systems, Inc.
Tel 410-280-1001
tbrandt@telecomsys.com

Evan Weisel
Media Contact
Welz & Weisel Communications
Tel 703-218-3555
evan@w2comm.com

Scott Liolios
Investor Relations
Liolios Group, Inc.
Tel 949-574-3860
info@liolios.com